                                                                    Exhibit 4.3

                           GREENTREE NUTRITION, INC.
                      RESTRICTED STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of May 14, 1998, by and between, GreenTree Nutrition, Inc., a Delaware corporation (the "Company"), and Don Kendall (the "Founder").

     In consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows (capitalized terms are defined in the Appendix attached hereto):

     A.   SALE OF STOCK

          1.   Sale, Payment.  Founder hereby purchases from the Company,
               -------------
subject to the terms hereof, 966,556 shares of Common Stock (the "Common Stock Purchased Shares") and 22,976 shares of Series A Preferred Stock (the "Series A Preferred Stock Purchased Shares" and, with the Common Stock Purchased Shares, the "Purchased Shares") of the Company. In exchange for the Purchased Shares, the Founder hereby assigns to the Company all right, title and interest in and to the Founder's membership interest (as defined in Section 17001(z) of the California Limited Liability Company Act) (the "Interest" or "Purchase Price") in Nutrition Direct, LLC, a California limited liability company (the "LLC") operating pursuant to that certain limited liability company operating agreement among the Founder and the other members signed on or about January 9, 1998 (the "LLC Agreement"). The Company and the Founder agree that the fair market value of the Interest is approximately equal to the Fair Market Value of the Purchased Shares.

          2.   Issuance of Certificates.  Upon receipt by the Company of a duly-
               ------------------------
executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit 11), the Company shall issue a duly executed certificate(s) representing the Purchased Shares. Such certificate(s) shall be held in escrow in accordance with the provisions of this Agreement.

          3.   Representations and Warranties of Founder.  Founder hereby
               -----------------------------------------
represents and warrants that:

               (a) (i) the Interest, including, without limitation, that number of shares appearing opposite Founder's name in Exhibit I attached hereto, constitutes Founder's entire interest in the LLC, (ii) that this assignment of the Interest constitutes a valid and legally binding obligation, enforceable in accordance with its terms; (iii) the Founder has full power and authority to assign the Interest; and (iv) as to the assignment of the Interest, the execution and delivery of this Stock Purchase Agreement does not (A) violate any provision of law applicable to the Founder, (B) conflict with any document, agreement, or instrument to which the Founder is a party, other than the LLC Agreement, or (C) other than pursuant to the terms of the LLC Agreement, require the

Founder to obtain any consent or approval of, or give notice to, any person except for notices, approvals, and consents that have previously been made or obtained.

          (b) The Purchased Shares are being acquired for Founder's own account for investment purposes only, and not as a nominee or agent, and not with a view to the resale or distribution of all or any part of the Purchased Shares. Founder is prepared to hold the Purchased Shares for an indefinite period and has no present intention of selling, granting any participation in, or otherwise distributing any of the Purchased Shares. Founder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participating interest in, any of the Purchased Shares. Founder has no present plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction 'in any way of its risk of ownership by short sale or otherwise, or other disposition, directly or indirectly of the Purchased Shares.

          (c) Founder has been furnished with, and has had access to, such information as he considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Founder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

          (d) Founder is able to fend for himself in the transactions contemplated by this Agreement, can bear the economic risk of investment in the Purchased Shares and has such knowledge and experience in financial or business matters to be capable of evaluating the merits and risks of the investment in the Purchased Shares.

     B.        SECURITIES LAW COMPLIANCE

          1.   Restricted Securities.  The Purchased Shares have not been
               ---------------------
registered under the 1933 Act, on the ground that the sale provided for in this Agreement is exempt from the requirements of the 1933 Act and the Company's reliance on such exemptions is predicated on Founder's representations herein. Founder hereby confirms that Founder has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, Founder hereby acknowledges that Founder is prepared to hold the Purchased Shares for an indefinite period and that Founder is aware that SEC Rule 144 under the 1933 Act, which exempts certain resales of unrestricted securities, is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

          2.   Restrictions on Disposition of Purchased Shares.  Founder shall
               -----------------------------------------------
make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all requirements of this Agreement and any applicable laws. The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this

Agreement or (ii) to treat as the owner of the Purchased Shares, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

          3.   Restrictive Legends.  The stock certificate(s) for the Purchased
               -------------------
Shares shall be endorsed with one or more of the following restrictive legends:

               (a) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (i) an effective registration statement for the shares under such Act, (ii) a 'no action' letter of the Securities and Exchange Commission with respect to such sale or offer, or (iii) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

               (b) "The shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated May 14,1998, between the Company and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Company's principal corporate offices."

               (c) "The Shares represented by this certificate are subject to a right of first refusal option in favor of the Company, as provided by the Bylaws of the Company. Copies of the Company's Bylaws may be obtained upon written request to the secretary of the Company."

          4.   Condition to Issuance.  THE SALE OF THE PURCHASED SHARES HAS NOT
               ---------------------
BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SHARES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SUCH SHARES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UNLESS THE SALE IS SO EXEMPT.

     C.        TRANSFER RESTRICTIONS

          1.   Restriction on Transfer.  Except for any Permitted Transfer,
               -----------------------
Founder shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares that are subject to the Repurchase Right.

          2.   Transferee Obligations.  Each person (other than the Company) to
               ----------------------
whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the Right of First Refusal,

(iii) the Market Stand-Off, and (iv) the securities restrictions set forth in section B above, to the same extent such shares would be so subject if retained by Founder.

          3.   Market Stand-Off.
               ----------------

               (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including, the Company's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market StandOff shall in all events terminate two (2) years after the effective date of the Company's initial public offering.

               (b) Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

               (c) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable standoff period.

     D.        REPURCHASE RIGHT

          1.   Grant.  The Company is hereby granted the right (the "Repurchase
               -----
Right"), exercisable at any time during the thirty (30) day period following the date Founder ceases for any reason to remain in Service, to repurchase for $0.16 per share, all or any portion of the Purchased Shares in which Founder is not, at the time of his cessation of Service, vested.

          2.   Exercise of the Repurchase Right.  The Repurchase Right shall be
               --------------------------------
exercisable by written notice delivered to each Owner prior to the expiration of the thirty (30) day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, by Company check (or cancellation of any purchase-money indebtedness), an amount equal to $0.16 per share.

          3.   Termination of the Repurchase Right.  The Repurchase Right shall
               -----------------------------------
terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2 herein. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Founder vests in accordance with the following vesting schedule (the "Vesting Schedule"):

          Founder shall have a fully vested interest in 265,637 shares of the Company's Common Stock Purchased Shares and 22,976 shares of Series A Preferred Stock Purchased Shares. Founder shall acquire a vested interest and the Company's Repurchase Right shall lapse in the remaining Purchased Shares in 34 successive equal monthly installments upon Founder's completion of each full month of Service, measured from and after May 1, 1998.


          In the event that Founder is terminated without Cause, the Repurchase Right shall be deemed to have lapsed with respect to fifty percent (50%) of the shares to which the Repurchase Right applies immediately prior to the Founder's termination of service to the Company.



          4.   Recapitalization/Reorganization.  Any new, substituted or
               -------------------------------
additional securities or other property (including cash paid other than as a regular cash dividend), which is by reason of any Recapitalization distributed with respect to the Purchased Shares, shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Company's capital structure, In the event of a Reorganization, other than a Change in Control, the Repurchase Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchase Shares are at the time covered by such night.

          5.   Change in Control.
               -----------------

               (a) In the event that a Change in Control occurs such Repurchase Right will be deemed to have lapsed, and Founder will have obtained a vested interest in a portion of the Purchased Shares, as if Founder had completed thereafter an additional six (6) months of Service.

               (b) In the event that a Change in Control occurs and Founder is later terminated without Cause, such Repurchase Right will be deemed to have lapsed and Founder will have obtained a vested interest in a portion of the Purchased Shares, as if Founder had completed thereafter one (1) additional year of Service.

               (c) In addition to the foregoing, in the event that a Change of Control occurs and after giving effect to Sections D.5(a) or D.5(b) above, some of the Purchased Shares would remain subject to vesting pursuant to Section D.3 above, such remaining Purchased Shares shall also vest fully, and the Repurchase Right shall automatically lapse in its entirety, unless (i) the Repurchase Right is expressly assigned by the Company to the successor entity (or Parent thereof) in such Change in Control and (ii) the consideration issued and delivered by such successor entity (or Parent thereof) with respect to such unvested Purchased Shares continue to vest in accordance with the remaining vesting schedule provided for in Section D.3 above based on Founder's continued Service for the Company or such successor entity (or Parent thereof).

          (d) To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to the new capital stock or other property (including any cash payment) received by Founder in exchange for the Purchased Shares in consummation of the Change in Control, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the number and/or kind of Purchased Shares subject to this Agreement and to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Change in Control upon the Company's capital structure; Provided, however, that the aggregate repurchase price shall remain the same.

     E.   RIGHT OF FIRST REFUSAL

     The Shares purchased hereunder are subject to the Right of First Refusal set. forth in the Company's Bylaws.

     F.   ESCROW

          1.   Deposit.  Upon issuance, the certificates for the Purchased
               -------
Shares that are subject to the Repurchase Right shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article F. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Paragraph F.3. Upon delivery of the certificates (or other assets and securities) to the Company, Founder shall be issued a receipt acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow.

          2.   Recapitalization/Reorganization.  Any new, substituted or
               -------------------------------
additional securities or other property which is by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares (other than regular cash dividends) shall be immediately delivered to the Company to be held in escrow under this Article F, but only to the extent the Purchased Shares are at the time subject to the escrow requirements hereunder.

          3.   Release/Surrender.  The Purchased Shares, together with any other
               -----------------
assets or securities held in escrow hereunder, shall be subject to the following terms relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

          (a) Should the Company elect to exercise the Repurchase Right with respect to any Unvested Shares, then the escrowed certificates for those Unvested Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Company.

          (b) Should the Company elect to exercise the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Company.

          (c) Should the Company elect not to exercise the Repurchase Right with respect to any Unvested Shares or the First Refusal Right with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for those shares (together with any other assets or securities attributable thereto) shall be immediately released to Owner.

          (d) As the Purchased Shares (or any other assets or securities attributable thereto) vest in accordance with the Vesting Schedule, the certificates for those vested shares (as well as all other vested assets and securities) shall be released from escrow upon Owner's request, but not more frequently than once every six (6) months.

          (e) All Purchased Shares that vest (and any other vested assets and securities attributable thereto) shall be released within thirty (30) days after the earlier to occur of (i) Owner's cessation of Service or (ii) the lapse of the First Refusal Right.

     G.        SPECIAL TAX ELECTION

     The acquisition of the Purchased Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code
Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit III. FOUNDER SHOULD CONSULT WITH HIS
                                -------
TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. FOUNDER ACKNOWLEDGES THAT IT IS FOUNDER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF FOUNDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

     H.        GENERAL PROVISIONS

          1.   No Employment or Service Contract.  Nothing in this Agreement
               ---------------------------------
shall confer upon Founder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Founder) or of Founder, which rights are hereby expressly reserved by each, to terminate Founder's Service at any time for any reason, with or without cause.

          2.   Notices.  Any notice required or permitted to be given under this
               -------
Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by U.S. mail) or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party to be notified at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice (under the terms of this paragraph) to all other parties to this Agreement.

          3.   No Waiver.  The failure of the Company in any instance to
               ---------
exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently anise under the provisions of this Agreement or any other agreement between the Company and Founder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          4.   Cancellation of Shares.  If the Company shall make available, at
               ----------------------
the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     I.        MISCELLANEOUS PROVISIONS

          1.   Further Actions.  The parties hereby agree to take whatever
               ---------------
additional actions and execute whatever additional documents they may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either of them or on the Purchased Shares pursuant to the provisions of this Agreement.

          2.   Amendments and Waivers.  This Agreement represents the entire
               ----------------------
understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, whether written or oral

          3.   Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

          4.   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          5.   Successors and Assigns.  The terms and provisions of this
               ----------------------
Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Founder, Founder's permitted assigns and legal representatives, heirs and legatees of Founder's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof

          6.   Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.   Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.   Capitalized Terms.  Capitalized terms used herein but not defined
               -----------------
herein shall have the meanings given such terms in the Appendix attached hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first indicated above.

                         GREENTREE NUTRITION, INC.



                         By:  /s/ Eric Budin
                              Eric Budin, President

                         Address:  c/o GreenTree Nutrition, Inc.
                                   520 Third Street, Suite 245
                                   San Francisco, CA 94107


                         FOUNDER:/1/


                         DON KENDALL


                         /s/ Donald M. Kendall

                         Address:  c/o GreenTree Nutrition, Inc.
                                   520 Third Street, Suite 245
                                   San Francisco, CA 94107


_____________________
/1/   I have received the Section 83(b) election that was attached hereto as an
Exhibit. I understand that I, and not the Company, will be responsible for
                                  ---
completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the opportunity to use Section 83(b).

                                   EXHIBIT I

                              FOUNDER'S INTEREST

Founder                   LLC Shares              Amount of Shares
------------------------------------------------------------------
Don Kendall               Class A Common Stock           640,000

                          Class B Common Stock           320,000

                                  EXHIBIT II

                     ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers unto GreenTree Nutrition, Inc. (the "Company") _________________ (________) shares of the Common Stock of the Company standing in his/her name on the books of the Company represented by Certificate Number(s) ____________ herewith and does hereby irrevocably constitute and appoint _____________________________ his/her attorney-in-fact to transfer such stock on the books of the Company with full power of substitution in the premises.

Dated: May 14, 1998

                              /s/Donald M Kendall
                              ----------------------------
                              Signature

     This Assignment Separate from Certificate was executed in conjunction with the terms of the Stock Purchase Agreement by and between the above assignor and GreenTree, Inc. dated May 14, 1998.


Instruction to Exhibit 11:  Please do not fill in any blanks other than the
               ----------
signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Founder.

                                  EXHIBIT III

                        FEDERAL INCOME TAX CONSEQUENCES

                        AND SECTION 83(b) TAX ELECTION

     Federal Income Tax Consequences and Section 83(b) Election.  Under Section
     ----------------------------------------------------------
83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares, on the date any forfeiture restrictions applicable to such shares lapse, over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Founder may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the fair market value of the Purchased Shares on the date of the Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as an Exhibit. FAILURE TO MAKE THIS FILING
                                           -------
WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY FOUNDER AS THE FORFEITURE RESTRICTIONS LAPSE.

                                   APPENDIX

     The following definitions shall be in effect under the Agreement:

     Agreement shall mean this Stock Purchase Agreement.
     ---------

     Board shall mean the Company's Board of Directors.
     -----

     Cause shall mean Founder's deliberate and consistent refusal to perform
     -----
Founder's duties or deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Company's Board, Founder's unauthorized use or disclosure of the confidential information or trade secrets of the Company, Founder's conviction of a felony under the laws of the United States or any state thereof, or Founder's gross misconduct.

     Change in Control shall mean:
     -----------------

               (a) A merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to one or more persons who were not stockholders of the Company immediately before such merger or consolidation;

               (b) Any other transaction after which one or more persons who were not stockholders of the Company immediately before such transaction beneficially own more than 50% of the total combined voting power of the Company's outstanding securities;

               (c) The sale, transfer or other disposition of all or substantially all of the Company's assets; or

               (d) The complete liquidation or dissolution of the Company.

     A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     Code shall mean the Internal Revenue Code of 1986, as amended.
     ----

     Common Stock shall mean the Company's common stock.
     ------------

     Company shall mean Promatory Communications, Inc., a Delaware corporation.
     -------

     Market Stand-Off shall mean the market stand-off restriction specified in
     ----------------
Paragraph C.3.

     1933 Act shall mean the Securities Act of 1933, as amended.
     --------

     Owner shall mean Founder and all subsequent holders of the Purchased Shares
     -----
who derive their chain of ownership through a Permitted Transfer from Founder.

     Parent shall mean any corporation (other than the Company) in an unbroken
     ------
chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased
     ------------------
Shares, provided and only if Founder obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Founder's will or the laws of intestate succession following Founder's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Founder in connection with the acquisition of the Purchased Shares.

     Purchase Price shall have the meaning assigned to such term in Paragraph
     --------------
A.1.
     Purchased Shares shall have the meaning assigned to such term in Paragraph
     ----------------
A.1.

     Recapitalization shall mean any stock split, stock dividend,
     ----------------
recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

     Reorganization shall mean any of the following transactions:
     --------------

     (i) a merger or consolidation in which the Company is not the surviving entity;

     (ii) a sale, transfer or other disposition of all or substantially all of the Company's assets;

     (iii) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

     (iv) any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

     Repurchase Right shall mean the right granted to the Company in accordance
     ----------------
with Article D.

     SEC shall mean the Securities and Exchange Commission.
     ---

     Service shall mean the provision of services to the Company (or any Parent
     -------
or Subsidiary) by a person in his or her capacity as (a) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (b) a non-employee member of the Board of Directors or (c) as a consultant.

     Subsidiary shall mean any corporation (other than the Company) in an
     ----------
unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Vesting Schedule shall mean the vesting schedule specified in Paragraph D-
     ----------------
3.

Unvested Shares shall mean Purchased Shares in which Purchaser has not vested in
---------------
accordance with Paragraphs D.1 and D.5.